EXHIBIT A
JOINT FILING STATEMENT
We, the undersigned, hereby express our agreement that the attached Amendment No.1 to Schedule 13D is hereby filed on behalf of each of us.
Dated: February 5, 2008

SAP FRANCE S.A.
By:	/s/ MICHAEL PLOETNER*
	Name:	Michael Ploetner
*By power of attorney

SAP AG
By:	/s/ MICHAEL PLOETNER*
	Name:	Michael Ploetner
*By power of attorney